Exhibit 10.1

2017 Non-deferred NED RSU Notice

2013 ROWAN COMPANIES PLC INCENTIVE PLAN

NON-EMPLOYEE DIRECTOR NON-DEFERRED RESTRICTED SHARE UNIT NOTICE

1.	Grant of Restricted Share Units. Pursuant to Annex 1 to the 2013 Rowan Companies plc Incentive Plan as amended (the “Plan”), upon and subject to the conditions described in this Non-Employee Director Non-deferred Restricted Share Unit Notice (this “Notice”) and Annex 1 to the Plan, Rowan Companies plc, a public limited company incorporated under English law (the “Company”), hereby grants to ___________ (the “Participant”), effective as of _________ (the “Grant Date”), ___________ restricted share units (the “RSUs” and such award, the “Grant”). Each RSU is granted with a tandem Dividend Equivalent, which shall entitle the Participant to receive payments in accordance with Section 5 below. All capitalized terms used but not otherwise defined herein shall have the meanings set forth in the Plan.

2.	Incorporation of the Plan. References in this Notice to the Plan shall be taken to mean Annex 1 to the Plan. The Plan is hereby incorporated herein by this reference. In the event of any conflict between the terms of this Notice and the Plan, the terms of the Plan shall control.

3.	Vesting Schedule; Forfeiture; Payment.

(a)	The Grant shall vest and become non-forfeitable with respect to all of the RSUs subject thereto on the earlier of (i) the date of the first (1st) annual general meeting of the Company’s shareholders to occur following the Grant Date or (ii) the one (1) year anniversary of the Grant Date (such date, the “Vesting Date”), subject to the Participant’s continued service as a Director through the Vesting Date; provided, however, that if the Participant incurs a Director Termination (as defined below) due to the Participant’s death prior to the Vesting Date, the Grant shall vest in full with respect to all RSUs (to the extent not then-vested) upon such Director Termination and shall be payable in accordance with Section 3(c) below.

(b)	Subject to Section 3(a) above, if the Participant resigns as a Director, is removed as a Director or ceases to provide services as a Director for any reason (each, a “Director Termination”), the Grant (to the extent not then-vested, after taking into account any accelerated vesting that occurs in connection with such Director Termination, if any) shall be forfeited as of the date of such Director Termination, unless determined otherwise by the Committee. For the avoidance of doubt, upon the Participant ceasing to provide services as a Director for any reason, unless otherwise provided in this Notice or another written agreement between the Company and the Participant or otherwise determined by the Committee, no portion of the RSUs which have not become vested as of the date the Participant ceases to provide services as a Director shall thereafter become vested.

(c)	Payment to the Participant of amounts due in respect of any RSUs that vest in accordance herewith shall be made in Shares or, as determined by the Committee in its discretion, in cash or a combination of Shares and cash, on the earliest to occur of: (i) the Vesting Date, and (ii) the Participant’s death. The Company shall distribute such Shares and/or cash to the Participant (or his or her estate, as applicable) within thirty (30) days after the applicable event requiring such distribution. If payment of the RSUs is made in Shares, the Committee may require the Participant to pay the nominal value for such Shares.

4.	establishment of Account. The Company shall maintain an appropriate bookkeeping record (the “RSU Account”) that from time to time will reflect the Participant’s name, the number of RSUs granted to the Participant (and their vested status) and the Fair Market Value of such RSUs. The Fair Market Value of one (1) RSU shall equal the FMV Per Share. The RSUs granted hereby shall be credited to the Participant’s RSU Account effective as of the Grant Date.

5.	Dividends. Each RSU granted hereunder is hereby granted in tandem with a corresponding Dividend Equivalent, which Dividend Equivalent shall remain outstanding from the Grant Date until the earlier of the settlement or forfeiture of the RSU to which it corresponds. Each Dividend Equivalent shall entitle the Participant to receive an additional amount of RSUs with an aggregate Fair Market Value equal to the product of (a) the per share amount of any cash dividend declared by the Company and (b) the number of Shares underlying the RSUs that are outstanding on the date on which the dividend is paid. Such additional RSUs shall be credited to the Participant’s RSU Account and the Shares underlying such additional RSUs shall be payable as and when the RSUs vest and are paid to the Participant. Any Dividend Equivalents that accrue prior to the settlement of the RSUs shall not accrue interest. Upon the forfeiture of an RSU, the Dividend Equivalent (and any RSUs credited to the Participant’s RSU Account in respect thereof) with respect to such forfeited RSU shall also be forfeited. The Dividend Equivalents and any Shares that may become distributable in respect thereof shall be treated separately from the RSUs and the rights arising in connection therewith for purposes of Code Section 409A (including for purposes of the designation of the time and form of payments required by Code Section 409A).

6.	Responsibility for Taxes. The Participant acknowledges that, regardless of any action by the Company, the ultimate liability for all United Kingdom and/or United States federal, state, local and other taxes, foreign taxes, income taxes, social insurance taxes, payroll taxes, fringe benefits taxes, payments on account or other tax-related items related to the Participant's participation in the Plan and legally applicable to the Participant (collectively, the “Tax-Related Items”) is and remains the sole responsibility of the Participant's and is not the responsibility of the Company.

The Participant further acknowledges that the Company (i) makes no representations or undertakings regarding the treatment of any Tax-Related Items in connection with any aspect of the RSUs or Dividend Equivalents, including, but not limited to, the grant of the RSUs and tandem Dividend Equivalents, the issuance of Shares or payment of cash in respect thereof, the subsequent sale of Shares acquired pursuant to such issuance and the receipt of any dividends with respect to such Shares, and (ii) are under no obligation to structure the terms of the grant or any other aspect of the RSUs or the Dividend Equivalents to reduce or eliminate the Participant's liability for Tax-Related Items or achieve any particular tax result.

Further, the Participant acknowledges that, if the Participant is subject to Tax-Related Items in more than one jurisdiction between the Grant Date and the date of any relevant taxable or tax withholding event, as applicable, the Company may withhold or account for Tax-Related Items in more than one jurisdiction.

The Participant acknowledges and agrees that the Company shall have the right to require the Participant to satisfy all obligations relating to the Tax-Related Items by one or a combination of the following, as determined in the discretion of the Company (or, with respect to clauses (c) and (d) below, as determined in the discretion of the Committee):

(a)	withholding from the Participant's cash compensation to be paid to the Participant by the Company, including any cash payment made pursuant to the RSUs (if the RSUs are paid in cash) and/or the Dividend Equivalents;

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(b)	withholding from proceeds of the sale of Shares acquired upon payment of the RSUs (if the RSUs are paid in Shares) either through a voluntary sale or through a mandatory sale arranged by the Company (on the Participant's behalf and without consent from the Participant);

(c)	selling or transferring to the employee benefit trust established by the Company a number of Shares that would otherwise be issued upon payment of the RSUs (if the RSUs are paid in Shares); or

(d)	withholding an appropriate number of Shares to be issued upon payment of the RSUs (if the RSUs are paid in Shares).

Notwithstanding anything herein to the contrary, unless the Committee determines otherwise, any withholding obligations relating to the Tax-Related Items, up to the applicable minimum statutory withholding amount or other applicable amount, will be satisfied by reducing the number of Shares issuable to the Participant in respect of the RSUs. For the avoidance of doubt, if the obligation for Tax-Related Items is satisfied by withholding Shares otherwise issuable pursuant to the RSUs, for tax purposes, the Participant shall be deemed to have been issued the full number of Shares subject to the RSUs, notwithstanding that number of the Shares withheld for the purpose of paying the Tax-Related Items. The Participant acknowledges and agrees that the Company shall have the authority and the right to deduct or withhold, or to require the Participant to pay to the Company an amount sufficient to satisfy all Tax-Related Items that arise in connection with the RSUs and the Dividend Equivalents.

For Participants subject to tax in the United Kingdom, if payment or withholding of the income tax due in connection with the RSUs is not made within ninety (90) days of any event giving rise to the income tax liability or such other period specified in Section 222(1)(c) of the U.K. Income Tax (Earnings and Pensions) Act 2003 (the “Due Date”), the amount of any uncollected income tax will constitute a benefit to the Participant on which additional income tax (and national insurance contributions (“NICs”), to the extent applicable) will be payable. The Company may recover any such additional income tax and NICs at any time thereafter by any of the means referred to herein or otherwise permitted under the Plan. The Participant will also be responsible for reporting and paying any income tax due on this additional benefit directly to HMRC under the self-assessment regime.

7.	Adjustment. The Participant acknowledges and agrees that the RSUs and Dividend Equivalents are subject to adjustment upon certain events as set forth in the Plan.

8.	Participant’s Directorship. In consideration of the RSUs granted hereby, the Participant covenants with the Company that he or she shall remain a Director of the Company for at least six (6) months from the Grant Date.

9.	Securities Laws.

(a)       The Participant acknowledges that the Plan and this Notice are intended to conform to the extent necessary with all provisions of the Securities Act and the Exchange Act, and any and all regulations and rules promulgated by the Securities and Exchange Commission thereunder, as well as all applicable state securities laws and regulations. Notwithstanding anything herein to the contrary, the Plan shall be administered, and the RSUs are granted, only in such a manner as to conform to such laws, rules and regulations. To the extent permitted by applicable law, the Plan and this Notice shall be deemed amended to the extent necessary to conform to such laws, rules and regulations.

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(b)       Notwithstanding any other provision of the Plan or this Notice, if the Participant is subject to Section 16 of the Exchange Act, then the Plan, the RSUs and this Notice shall be subject to any additional limitations set forth in any applicable exemptive rule under Section 16 of the Exchange Act (including any amendment to Rule 16b-3 of the Exchange Act) that are requirements for the application of such exemptive rule. To the extent permitted by applicable law, this Notice shall be deemed amended to the extent necessary to conform to such applicable exemptive rule.

10.	Conditions to Issuance of Shares. The Company shall not be required to issue or deliver any Shares or to make any book entries evidencing Shares issuable pursuant to the RSUs prior to fulfillment of the conditions set forth in Section 10.7 of the Plan.

11.	Transfer of RSUs. Except as provided under Section 6 hereof, the RSUs, the Dividend Equivalents and all rights granted hereunder shall not be (i) assignable, saleable or otherwise transferable by the Participant other than by will or the laws of descent and distribution or pursuant to a domestic relations order or (ii) subject to any encumbrance, pledge or charge of any nature. Any purported assignment, pledge, attachment, sale, transfer, encumbrance or other charge of the RSUs or the Dividend Equivalents in violation of this Section 11 shall be void and of no force or effect. Without limiting the generality of the foregoing, the RSUs and the Dividend Equivalents shall be subject to the restrictions on transferability set forth in Section 10.8 of the Plan (“Transferability”).

12.	Severability. In the event that any provision of this Notice shall be held illegal, invalid, or unenforceable for any reason, such provision shall be fully severable and shall not affect the remaining provisions of this Notice, and this Notice shall be construed and enforced as if the illegal, invalid or unenforceable provision had never been included herein.

13.	Certain Restrictions. By accepting the RSUs granted under this Notice, the Participant acknowledges that he or she will enter into such written representations, warranties and notices and execute such documents as the Company may reasonably request in order to comply with the terms of this Notice or the Plan, or securities laws or any other applicable laws, rules or regulations, or as are otherwise deemed necessary or appropriate by the Company and/or the Company’s counsel.

14.	Recoupment. Notwithstanding any provision of this Notice to the contrary, the Participant acknowledges that the Committee may, in its sole discretion and in accordance with the terms of the Plan:

(a)       recoup from the Participant all or a portion of the Shares issued (or cash paid) and/or the Shares or payments made in respect of Dividend Equivalents under this Notice if the Company’s reported financial or operating results are materially and negatively restated within five (5) years of the issuance of such Shares or payment of such amounts, as applicable; and

(b)       recoup from the Participant if, in the Committee’s judgment, the Participant engaged in conduct which was fraudulent, negligent or not in good faith, and which disrupted, damaged, impaired or interfered with the business, reputation or employees of the Company or its Affiliates or which caused a subsequent adjustment or restatement of the Company’s reported financial statements, all or a portion of the Shares issued (or cash paid) and/or the payments made in respect of Dividend Equivalents under this Notice within five (5) years of such conduct.

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In addition, to the extent determined by the Company in its discretion to be applicable to the Participant, the RSUs and/or the Dividend Equivalents, as applicable, shall be subject to the requirements of (i) Section 954 of the Dodd-Frank Wall Street Reform and Consumer Protection Act (regarding recovery of erroneously awarded compensation) and any rules and regulations thereunder, (ii) similar rules under the laws of any other jurisdiction and (iii) any policies adopted by the Company to implement such requirements.

Any Shares subject to recoupment may be transferred to the employee benefit trust established by the Company, and the Participant agrees to execute any documents necessary to effectuate such transfer.

15.	Amendment and Termination. Except as otherwise provided in the Plan or this Notice, no amendment of this Notice or the RSUs that adversely affects the Participant’s rights hereunder in any material respect or termination of this Notice shall be made by the Company without the consent of the Participant.

16.	Data Privacy. The Participant explicitly and unambiguously consents to the collection, use and transfer, in electronic or other form, of the Participant’s personal data as described in this Notice and any other grant materials by and among the Company and its Affiliates (collectively, the “Company Group”) for the exclusive purpose of implementing, administering and managing the Participant’s participation in the Plan.

The Participant understands that the Company Group may hold certain personal information about the Participant, including, but not limited to, the Participant’s name, home address and telephone number, date of birth, social insurance number or other identification number, salary, nationality, title, any Shares or directorships held in the Company Group, details of any RSUs, Dividend Equivalents or any other entitlement to shares awarded, canceled, exercised, vested, unvested or outstanding in the Participant’s favor, for the exclusive purpose of implementing, administering and managing the Plan (collectively, “Data”).

The Participant understands that Data will be transferred to such Plan service provider as may be selected by the Company in the future, which is assisting the Company with the implementation, administration and management of the Plan. The recipients of Data may be located in the United States or elsewhere, and the recipients’ country (e.g., the United States) may have different data privacy laws and protections than the Participant’s country. The Participant may request a list with the names and addresses of any potential recipients of Data by contacting the Company’s Secretary. The Participant authorizes the Company Group and any other possible recipients which may assist the Company (presently or in the future) with implementing, administering and managing the Plan to receive, possess, use, retain and transfer Data, in electronic or other form, for the sole purpose of implementing, administering and managing his or her participation in the Plan. Data will be held only as long as is necessary to implement, administer and manage the Participant’s participation in the Plan. The Participant may, at any time, view Data, request additional information about the storage and processing of Data, require any necessary amendments to Data or refuse or withdraw the consents herein, in any case without cost, by contacting in writing the Company’s Secretary. Further, the Participant is providing his or her consents herein on a purely voluntary basis. If the Participant does not consent, or if the Participant later seeks to revoke his or her consent, his or her service with the Company will not be adversely affected; the only adverse consequence of refusing or withdrawing the Participant's consent is that the Company would not be able to grant the RSUs or other equity awards to the Participant or administer or maintain such awards. Therefore, the Participant’s refusal or withdrawal of his or her consent may affect the Participant’s ability to participate in the Plan. For more information on the consequences of the Participant’s refusal to consent or withdrawal of consent, the Participant may contact the Company’s Secretary.

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17.	Code Section 409A; No Guarantee of Tax Consequences. This award of RSUs and Dividend Equivalents is intended to comply with Code Section 409A and the provisions hereof shall be interpreted and administered consistently with such intent. Notwithstanding any provision of the Plan or this Notice to the contrary, if at any time the Committee determines, in its sole discretion, that this award of RSUs or Dividend Equivalents (or any portion thereof) may not be compliant with Code Section 409A, the Committee shall have the right in its sole discretion (without any obligation to do so or to indemnify Participant or any other person for failure to do so) to adopt such amendments to the Plan or this Notice, or adopt other policies and procedures (including amendments, policies and procedures with retroactive effect), or take any other actions, as the Committee determines are necessary or appropriate to provide for either the RSUs and Dividend Equivalents to be exempt from the application of Code Section 409A or to comply with the requirements of Code Section 409A; provided, however, that this Section 17 shall not create any obligation on the part of the Company to adopt any such amendment, policy or procedure or take any such other action, nor shall the Company have any liability for failing to do so. The Company makes no commitment or guarantee to the Participant that any federal or state tax treatment will apply or be available to any person eligible for benefits under this Notice.

18.	No Advice Regarding Grant. The Company is not providing any tax, legal or financial advice, nor is the Company making any recommendations regarding the Participant's participation in the Plan, the grant, vesting and/or payment of the RSUs or Dividend Equivalents, and/or the acquisition or disposition of the Shares subject to the RSUs. The Participant is hereby advised to consult with his or her own personal tax, legal and financial advisors regarding his or her participation in the Plan before taking any action related to the Plan.

19.	Successors and Assignees; Binding Effect. The Company may assign any of its rights under this Notice to single or multiple assignees. Subject to the restrictions on transfer set forth herein, this Notice shall be binding upon and inure to the benefit of any assignees of or successors to the Company, the Participant and all persons lawfully claiming under the Participant.

20.	Governing Law. This Notice shall be governed by, and construed in accordance with, the laws of the United States and the State of Texas, without regard to conflict of laws principles, except to the extent that the Act or the laws of England and Wales mandatorily apply.

21.	Imposition of Other Requirements. The Company reserves the right to impose other requirements on the Participant's participation in the Plan, the RSUs, Dividend Equivalents and any Shares issued under the Plan, to the extent the Company determines it is necessary or advisable for legal or administrative reasons, and to require the Participant to sign any additional agreements or undertakings that may be necessary to accomplish the foregoing.

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22.	Waiver. A waiver by the Company of breach of any provision of this Notice shall not operate or be construed as a waiver of any other provision of this Notice, or of any subsequent breach of any other provision of this Notice by the Participant or any other person.

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2017 Non-deferred NED RSU Notice

2013 ROWAN COMPANIES PLC INCENTIVE PLAN

NON-EMPLOYEE DIRECTOR NON-DEFERRED RESTRICTED SHARE UNIT NOTICE

By signing below, the Participant agrees to be bound by the terms and conditions of the Plan and this Notice. The Participant hereby agrees to accept as binding, conclusive and final all decisions and/or interpretations of the Committee upon any questions arising under the Plan or relating to the RSUs and the Dividend Equivalents.

____________________________________

Name

Please sign and return in the enclosed envelope.